UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 11, 2022

WATERSIDE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	811-08387	54-1694665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 Peachtree Pkwy, Suite 4245

Cumming, GA 30041

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 341-5898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2022, Waterside Capital Corporation (the “Company”) filed with the State of Nevada a certificate of designations for the Company’s Series A preferred stock (the “Series A Certificate of Designations”). The Series A Certificate of Designations provides as follows:

1.	Authorized Shares of Series A Preferred Stock. The number of authorized shares of Series A preferred stock will be 100.

2.	Stated Value. Each share of Series A preferred stock will have a stated value of $50,000.

3.	Conversion. Subject to the other terms and conditions in the Series A Certificate of Designations, each holder of Series A preferred stock will have the right from time to time and at any time following the date of issuance to convert each outstanding share of Series A preferred stock into 100,000 shares of Company common stock, subject to a 9.99% equity blocker.

4.	Voting. Except as required by applicable law or as set forth in the Series A Certificate of Designations, the Series A preferred stock will not have any vote on any matter submitted to the holders of common stock or any other series of preferred stock for a vote.

5.	Dividends. The Series A preferred stock is not entitled to receive dividends or distributions.

The information set forth above is qualified in its entirety by reference to the actual terms of the Series A Certificate of Designations, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations for the Series A Preferred Stock, filed with the Nevada Secretary of State on March 11, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterside Capital Corporation

Date: March 15, 2022	By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer